EXHIBIT 99.1

Education Management LLC and Education Management Finance Corp.
Commence Consent Solicitation to Amend Indenture Governing
Senior Cash Pay/PIK Notes Due 2018

Pittsburgh, August 27, 2014 - Education Management LLC and Education Management Finance Corp. (together, the “Issuers”), each indirect wholly-owned subsidiaries of Education Management Corporation (“Parent”) (NASDAQ: EDMC), announced today that they have commenced a solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendments”) the indenture (the “Indenture”) governing their Senior Cash Pay/PIK Notes Due 2018 (the “Notes”).
The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in the Consent Solicitation Statement, dated August 27, 2014 (the “Consent Solicitation Statement”) and the related Master Consent (the “Master Consent” and together with the Consent Solicitation Statement, the “Consent Solicitation Documents”), to holders of the Notes (the “Holders”) as of 5:00 p.m., New York City time on August 26, 2014 (the “Record Date”). The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on September 3, 2014, unless extended or earlier terminated by the Issuers (the “Expiration Time”).
As described more fully in the Consent Solicitation Documents, the principal purpose of the Consent Solicitation is to facilitate the potential financial restructuring (the “Restructuring”) of Parent and its subsidiaries (collectively, the “Company”) on terms disclosed by the Company in public filings on August 27, 2014.
In connection with the Restructuring, at or shortly after the Expiration Time, in order to reduce its cash interest burden, the Company expects that certain Holders will exchange (the “Interim Notes Exchange”) their Notes for a like principal amount of new Senior PIK Toggle Notes due 2018 (the “Interim Notes”), whose terms will be substantially similar to those of the Notes, except that their interest will be payable entirely in kind for the two interest periods ending September 30, 2014 and March 30, 2015. Shortly thereafter, the Company expects to make an offer (the “Notes Exchange Offer”) to issue new preferred stock and warrants to holders of both the Interim Notes and the Notes.
The Proposed Amendments would amend the Indenture (i) to require the Company to offer all Holders the opportunity to participate in the Notes Exchange Offer on the same terms as holders of the Interim Notes, (ii) to provide for (a) the release of Parent’s Notes guarantee and (b) the termination of certain affirmative covenants, substantially all of the negative covenants and certain events of default in the Indenture, in each case, operative upon the completion of the Notes Exchange Offer, and (iii) to provide that if Education Management LLC is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, it will not be required to file reports with the Securities and Exchange Commission but instead will be required to, among other things, (a) distribute to The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture (the “Trustee”), or post to its website or a password protected online data system, (1) audited annual financials (with management’s discussion and analysis) within 90 days of the end of each fiscal year, (2) quarterly financials (with management’s discussion and analysis) within 45 days of the end of each of the first three fiscal quarters and (3) current reports within five business days of the occurrence of certain events that would require the filing of a Current Report on Form 8-K and (b) within 20 business days after furnishing required annual and quarterly reports, hold a conference call to discuss such reports and the results of operations for the relevant period.
Holders who validly deliver consents to the Proposed Amendments in the manner described in the Consent Solicitation Documents will be eligible to receive consent consideration (the “Consent Payment”) equal to $0.50 per $1,000 principal amount of Notes for which consents have been validly delivered, and not validly revoked, prior to the Expiration Time. The Consent Payment will be paid to consenting Holders promptly following the satisfaction or waiver of the conditions to the Consent Solicitation (the date of such payment, the “Payment Date”).
The Consent Solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of Holders of at least a majority in aggregate principal amount of outstanding Notes (the “Requite Consents”) and (ii) the execution and delivery of a supplemental indenture (the “Supplemental Indenture”) containing the Proposed Amendments. Upon or promptly following receipt of the Requisite Consents, the Issuers intend to execute and deliver the Supplemental Indenture (the date and time of execution and delivery, the “Acceptance Time”). Consents may not be revoked after the Acceptance Time.
The Supplemental Indenture will be effective as of the date it is executed by the Issuers and the Trustee, but the Proposed Amendments set forth therein will not become operative until the occurrence of both (i) the Payment Date and (ii) the completion of the Interim Notes Exchange with respect to not less than $150.0 million of the outstanding aggregate principal amount of the Notes.
If they become operative, the Proposed Amendments will be binding upon all Holders, whether or not such Holders have delivered Consents.
A more comprehensive description of the Consent Solicitation can be found in the Consent Solicitation Documents. Requests for copies of the Consent Solicitation Documents and other related materials should be directed to D.F. King & Co., Inc., the Information and Tabulation Agent for the Consent Solicitation, at (212) 269-5550 (banks and brokers) or (888) 567-1626 (toll-free).
The Issuers’ obligations to make the Consent Payment are set forth solely in the Consent Solicitation Documents. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Consent Solicitation is being made only by, and pursuant to the terms of, the Consent Solicitation Documents, and the information in this press release is qualified by reference to the Consent Solicitation Documents. Each Holder must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. None of the Company, the Trustee or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitation.
The Issuers reserve the right, subject to applicable law, in their sole discretion, to waive any of the conditions of the Consent Solicitation, in whole or in part, at any time and from time to time. They also reserve the right, subject to applicable law, in their sole discretion, (i) to terminate or withdraw the Consent Solicitation, provided the Expiration Time has not occurred; (ii) to extend the Expiration Time or (iii) otherwise to amend the Consent Solicitation in any respect.

About the Company
The Company (www.edmc.edu), with approximately 119,500 students as of April 2014, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The Company offers academic programs to students through campus-based and online instruction, or through a combination of both. The company is committed to offering quality academic programs and strives to improve the learning experience for its students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.
Cautionary Statements
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends” or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected. Forward-looking statements include, but are not limited to, statements about the benefits and timing of the Restructuring; the principal amount of Notes that will be tendered in the Interim Notes Exchange; the principal amount of Notes and Interim Notes that will be tendered pursuant to the Notes Exchange Offer; the time, if any, at which the Company makes the Notes Exchange Offer; the receipt of the Requite Consents; the time, if any, at which the Issuers will deliver the Supplemental Indenture; the time, if any, at which the Proposed Amendments become operative; the company’s future operating and financial performance, and include statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Some of the factors that could cause actual results to differ materially include, but are not limited to: failure to receive the Requite Consents; risks associated with the ability to consummate the Restructuring, Consent Solicitation, Interim Notes Exchange and Notes Exchange Offer and the timing of the Restructuring, Consent Solicitation, Interim Notes Exchange and Notes Exchange Offer; the ability to realize the anticipated benefits of the Restructuring, Consent Solicitation, Interim Notes Exchange and Notes Exchange Offer; changes in the overall U.S. or global economy; changes in enrollment or student mix; student retention; our ability to maintain eligibility to participate in Title IV programs; changes in government spending; increased or unanticipated legal and regulatory costs; success of cost-cutting initiatives and growth strategies; changes in accreditation standards; the implementation of new operating procedures for our fully online programs; government and regulatory changes including revised interpretations of regulatory requirements that affect the postsecondary education industry; new programs and operational changes implemented in response to the “gainful employment” financial metrics; the potential impact of the draft “gainful employment” regulation expected to be issued by the U.S. Department of Education; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Past results of the Company are not necessarily indicative of its future results. The Company does not undertake any obligation to update any forward-looking statements, except as required by securities laws.

Investor Contact:
John Iannone
Director of Investor Relations
(412) 995-7727

Media Contact:
Chris Hardman
VP of Communications
(412) 995-7187